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                                                                   EXHIBIT 10.35



                              REDEMPTION AGREEMENT

                 THIS AGREEMENT is made as of October __, 1996 between Lason, Inc., a Delaware corporation (the "Company"), and Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership ("GTCR"). Except as otherwise indicated herein, capitalized terms used herein are defined in
Section 5 hereof.

                 The Company has filed a Registration Statement on Form S-1 (Registration No. 333-09799) (the "Registration Statement") with the Securities and Exchange Commission relating to an initial public offering (the "Initial Public Offering") of the Company's common stock, par value $.01 per share (the "Common Stock"), under the Securities Act.

                 The parties hereto agree as follows:

                 Section 1.       Purchase of Common Stock.

                 1A.     Purchase of Common Stock.  At the Closing, the
Company shall purchase from GTCR and, subject to the terms and conditions set forth herein, GTCR shall sell to the Company _______ shares of Common Stock at a price of $______ per share.

                 1B.     The Closing.  The closing of the transactions
contemplated hereby (the "Closing") shall take place at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, concurrently with the closing of the Initial Public Offering (the "Closing Date"), or at such other place as may be mutually agreeable to the Company and GTCR. At the Closing, GTCR shall deliver stock certificates evidencing the shares of Common Stock to be purchased by the Company, upon payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by GTCR.

                 Section 2. Conditions of GTCR's Obligation at the Closing. The obligation of GTCR to sell its Common Stock to the Company at the Closing is subject to the satisfaction as of the Closing of the following conditions:

                 2A. Representations and Warranties. The representations and warranties contained in Section 3 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                 2B.     Closing Documents.  The Company shall have delivered
to GTCR such documents relating to the transactions contemplated by this Agreement as GTCR or its special counsel may reasonably request.

                 2C.     Proceedings.  All corporate and other proceedings
taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to GTCR and its special counsel.
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                 2D.     Waiver.  Any condition specified in this Section 2
may be waived if consented to by GTCR; provided that no such waiver shall be effective against GTCR unless it is set forth in a writing executed by GTCR.

                 Section 3. Representations and Warranties of the Company. As a material inducement to GTCR to enter into this Agreement and sell its shares of Common Stock hereunder, the Company hereby represents and warrants that:

                 3A.     Organization and Corporate Power.  The Company is a
corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole.

                 3B.     Authorization; No Breach.  The execution, delivery
and performance of this Agreement and the other documents contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement and each of the other documents contemplated hereby to which the Company is a party constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and the other documents contemplated hereby to which the Company is a party, the purchase of the Common Stock hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any subsidiary's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Company's certificate of incorporation or the certificate of incorporation of any subsidiary, or any law, statute, rule or regulation to which the Company or any subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any subsidiary is a party or by which their respective property is bound, other than as expressly contemplated in such agreements described above and other than those made and obtained.

                 3C.     Capital Stock.  As of the Closing and immediately
thereafter, the authorized capital stock of the Company shall consist of 20,000,000 shares of Common Stock, of which _________ (or __________ if the underwriters' over-allotment option is exercised in full, in each case assuming the redemption and cancellation of the Common Stock contemplated by this Agreement) shares will be issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share (none of which shall be issued and outstanding).

                 Section 4. Representations and Warranties of GTCR. GTCR hereby represents and warrants to the Company that:









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                 4A.     Authorization; Enforceability.  The execution,
delivery and performance of this Agreement and the other documents contemplated hereby to which GTCR is a party have been duly authorized by GTCR. This Agreement and each of the other documents contemplated hereby to which GTCR is a party constitutes a valid and binding obligation of GTCR, enforceable in accordance with its terms.

                 4B.     No Violation.  The execution and the delivery of this
Agreement and the other documents contemplated hereby to which GTCR is a party, the sale of the Common Stock hereunder and the consummation of the transactions contemplated hereby and thereby, will not (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, or (e) require any authorization, consent, approval, execution or other action by or notice to or filing with any court or administrative or governmental body under, the provisions of the certificate of incorporation or bylaws of the GTCR or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which GTCR is subject.

                 4C.     Ownership.  GTCR owns the Common Stock being
purchased by the Company pursuant to this Agreement free and clear of any restrictions on transfer, claims, taxes, liens, charges, encumbrances, pledges, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands, except for applicable restrictions on transfer under securities laws.

                 Section 5. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force..

                 Section 6.  Miscellaneous.

                 6A.     Expenses.  The Company shall pay, and hold GTCR
harmless against liability for the payment of, the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby.

                 6B.     Remedies.  Any Person having any rights under any
provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.








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                 6C.      Consent to Amendments.  Except as otherwise expressly
provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company.

                 6D.      Survival of Representations and Warranties.  All
representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by GTCR or on its behalf.

                 6E.      Successors and Assigns.  Except as otherwise
expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                 6F.      Severability.  Whenever possible, each provision of
this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                 6G.      Counterparts.  This Agreement may be executed
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                 6H.      Descriptive Headings; Interpretation.  The
descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                 6I.      GOVERNING LAW.  THE CORPORATE LAW OF DELAWARE SHALL
GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF MICHIGAN.

                 6J.      Notices.  All notices, demands or other
communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or telecopied to the recipient.

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                 IN WITNESS WHEREOF, the parties hereto have executed this
Redemption Agreement on the date first written above.




                                     LASON, INC.


                                     By:______________________________
                                     Its:



                                     GOLDER, THOMA, CRESSEY, RAUNER
                                     FUND IV, L.P.

                                     By:  GTCR, IV, L.P.
                                     Its: General Partner

                                     By:  Golder, Thomas, Cressey & Rauner, Inc.
                                     Its: General Partner

                                     By:_________________________________
                                     Its: